Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned directors and officers of Radiant Logistics, Inc. whose signatures appear below, do each hereby constitute and appoint Bohn H. Crain, as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of us and in each of our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this registration statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Bohn H. Crain Bohn H. Crain	Chairman of the Board of Directors and CEO (Principal Executive Officer)	October 29, 2013

/s/ Todd Macomber Todd Macomber	Chief Financial Officer (Principal Financial and Accounting Officer)	October 29, 2013

/s/ Stephen Harrington Stephen Harrington	Director	October 29, 2013

/s/ Jack Edwards Jack Edwards	Director	October 29, 2013